Registration No. 333-275209

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 8 to FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5411	88-4128927
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(Employer Identification Number)

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Holman

Chief Executive Officer

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin, T. Schrier, Esq.

Cozen O’Connor

200 S. Biscayne Boulevard

30th Floor

Miami, FL 33131

Tel: 305-704-5954

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The sole purpose of this amendment is to file certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

Item 16. Exhibits and Consolidated Financial Statement Schedules.

Exhibit		Incorporated by Reference				Filed or Furnished
No.	Exhibit Description	Form	File No.	Date	Number	Herewith
1.1	Form of Underwriting Agreement	S-1/A	333-274435	8/30/24	1.1
3.1	Seconded Amended and Restated Certificate of Incorporation	S-1/A	333-274435	2/13/2024	3.1
3.2	Amended and Restated Bylaws	S-1	333-275209	9/8/2023	3.2
3.3	Certificate of Designation of Preferences, Rights And Limitations of Series A Convertible Preferred Stock	S-1/A	333-274435	12/21/23	3.3
5.1	Opinion of Cozen O’Connor P.C.	S-1/A	333-275209	9/11/2024	5.1
8.1	Tax Opinion of Cozen O’Connor					X
10.1+	Healthy Choice Wellness Corp. Equity Incentive Plan	S-1/A	333-274435	8/30/24	10.1
10.2	Form of Tax Matters Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.	S-1/A	333-274435	12/21/23	10.2
10.3	Form of Employee Matters Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.	S-1/A	333-274435	12/21/23	10.3
10.4+	Healthy Choice Wellness Corp. Form of Restricted Stock Award Agreement	S-1/A	333-274435	8/30/24	10.4
10.6+	Form of Director Indemnification Agreement	S-1/A	333-274435	6/26/24	10.6
10.7	Form of Transition Services Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.	S-1/A	333-274435	12/21/23	10.8
10.8	Form of Separation and Distribution Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.	S-1/A	333-274435	2/13/24	10.9
10.9	Securities Purchase Agreement, dated as of January 18, 2024, by and between Healthy Choice Wellness Corp. and the purchasers named therein	S-1/A	333-274435	2/13/24	10.10
10.10	Form of Promissory Note, dated January 18, 2024	S-1/A	333-274435	2/13/24	10.11
10.11	Customer Distribution Agreement, dated August 30, 2022 between United Natural Foods, Inc. and Healthy Choice Markets, Inc.	S-1/A	333-274435	5/24/24	10.13
10.12	First Amendment to Customer Distribution Agreement, dated September 1, 2023, by and between Healthier Choices Management Corp., Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, Healthy Choice Markets 3, LLC, and Healthy Choice Markets IV, LLC and United Natural Foods, Inc.	S-1/A	333-274435	5/24/24	10.14
10.13	Form of Common Stock Purchase Warrant, dated April 8, 2024	S-1/A	333-274435	5/24/24	10.15
10.14	First Amendment to Securities Purchase Agreement, dated as of April 8, 2024, by and between Healthy Choice Wellness Corp. and the purchasers named therein	S-1/A	333-274435	5/24/24	10.16
10.15	Securities Purchase Agreement, dated as of August 18, 2022, by and between Healthier Choices Management Corp. and the purchasers named therein and all amendments thereto	S-1/A	333-274435	5/24/24	10.17
10.16	Commitment Letter, dated May 16, 2024, by and between Hal Mintz and Healthy Choice Wellness Corp.	S-1/A	333-274435	5/24/24	10.18
10.17	Amendment to Commitment Letter, dated August 17, 2024, by and between Hal Mintz and Healthy Choice Wellness Corp.	S-1/A	333-274435	8/30/24	10.19
10.18	Loan and Security Agreement, dated as of July 18, 2024, by and among Healthy Choice Wellness Corp., a Delaware corporation, the guarantors named therein and Hal Mintz.	S-1/A	333-274435	8/30/24	10.18
10.19	Promissory Note, dated July 24, 2024 issued by Healthy Choice Markets VI, LLC to GreenAcres Markets of Oklahoma, LLC	S-1/A	333-274435	8/30/24	10.21
21.1	List of Subsidiaries of Registrant	S-1/A	333-274435	7/25/24	21.1
23.1	Consent of Marcum LLP	S-1/A	333-275209	9/11/2024	23.1
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)	S-1	333-274435	9/8/2023	24.1
107	Filing Fee Tables	S-1/A	333-275209	9/11/2024	107

+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hollywood, State of Florida, on September 12, 2024.

Healthy Choice Wellness Corp.

By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jeffrey E. Holman
Jeffrey E. Holman	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2024

/s/ John Ollet
John Ollet	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 12, 2024

*
Ben Myers	Director	September 12, 2024

*
Gary Bodzin	Director	September 12, 2024

/s/ Michael Lerman
Michael Lerman	Director	September 12, 2024

*By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Attorney-In-Fact